UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2010

NEUROMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

62 Fourth Avenue, Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The NeuroMetrix, Inc. (the “Company”) Annual Meeting of Stockholders was held on May 13, 2010.  Of 23,038,106 shares of common stock issued and outstanding and eligible to vote as of the record date of March 31, 2010, a quorum of 21,458,837 shares, or 93.2% of the eligible shares, was present in person or represented by proxy.  The following actions were taken at such meeting.

(a)	Reelection of the following Class III Director of the Company.

	Voted For	Withheld Authority
David E. Goodman, M.D.	16,888,603	261,609

After the meeting, Allen J. Hinkle, M.D. and Timothy R. Surgenor, continued to serve as our Class I Directors for terms which expire in 2011, and Shai N. Gozani, M.D., Ph.D. and Charles R. LaMantia continued to serve as our Class II Directors for terms which expire in 2012.

(b)

Approval of the Company’s 2010 Employee Stock Purchase Plan providing for the purchase of up to 250,000 shares of the Company’s common stock, $0.0001 par value per share.  The voting results were 14,318,635 votes for, 2,811,698 votes against, and 19,879 votes abstaining, with 4,308,625 broker non-votes.

(c)

Ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2010.  The voting results were 19,186,205 votes for, 1,984,768 votes against, and 287,864 votes abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: May 14, 2010	/s/ THOMAS T. HIGGINS
Thomas T. Higgins
Senior Vice President, Chief Financial Officer and Treasurer